EXHIBIT 8.1

The following is a list of subsidiaries of NewLead Holdings, Ltd. as of December 31, 2015.

COMPANY	SHAREHOLDER

NEWLEAD HOLDINGS LTD, Bermuda (formerly known as Aries Maritime Transport Limited)

DIRECT SUBSIDIARIES

NEWLEADJMEG INC., Marshall Islands	NEWLEAD HOLDINGS LTD.

NEWLEAD MOJAVE HOLDINGS LLC, Delaware	NEWLEAD HOLDINGS LTD.

MINES INVESTMENTS CORP., Marshall Islands	NEWLEAD HOLDINGS LTD

Shipmanagement Companies

AMT MANAGEMENT LTD., Marshall Islands	NEWLEAD HOLDINGS LTD.

NEWLEAD SHIPPING S.A., Panama	NEWLEAD HOLDINGS LTD.

Sub-Holding Companies

NEWLEAD BITUMEN TANKERS LTD. , Marshall Islands	NEWLEAD HOLDINGS LTD.

NEWLEAD BULKER HOLDINGS INC., Marshall Islands	NEWLEAD HOLDINGS LTD.

NEWLEAD HANDIES INC., Marshall Islands	NEWLEAD HOLDINGS LTD

Ship-Owning Companies

NEWLEAD VICTORIA LTD., Liberia, FME Marshall Islands	NEWLEAD HOLDINGS LTD.

COMPANY	SHAREHOLDER

Companies With No Assets*

NEWLEAD HOLDINGS LLC, Nevada	NEWLEAD HOLDINGS LTD.
BRAZIL HOLDINGS LTD., Liberia	NEWLEAD HOLDINGS LTD.
BORA LIMITED, British Virgin Islands	NEWLEAD HOLDINGS LTD.
COMPASS OVERSEAS LTD., Bermuda	NEWLEAD HOLDINGS LTD.
GRAND VICTORIA PTE. LTD., Singapore	NEWLEAD HOLDINGS LTD.
OCEAN HOPE SHIPPING LIMITED, Malta	NEWLEAD HOLDINGS LTD.

INDIRECT SUBSIDIARIES

NEWLEAD SHIPPING LLC, Nevada	NEWLEAD SHIPPING S.A.

NEWLEAD HOLDINGS (US) CORP., Delaware (formerly known as NewLead Holdings (US) LLC)	NEWLEAD MOJAVE HOLDINGS LLC.

NEW LEAD JMEG LLC., Delaware	NEWLEAD HOLDINGS (US) CORP.

MINE INVESTMENTS LLC, Delaware	MINES INVESTMENTS CORP.

FIVE MILE INVESTMENT LLC, Delaware	MINE INVESTMENTS LLC

ELK VALLEY INVESTMENT LLC, Delaware	MINE INVESTMENTS LLC

VIKING ACQUISITION GROUP LLC, Kentucky	MINE INVESTMENTS LLC

COAL ESSENCE PREP PLANT LLC, Kentucky	MINE INVESTMENTS LLC

NEWLEAD BULKERS LLC, Nevada	NEWLEAD BULKERS S.A.

Ship-Owning Companies

NEWLEAD CASTELLANO LTD., Liberia	NEWLEAD HANDIES INC.

NEPHELI MARINE COMPANY, Liberia	NEWLEAD BITUMEN TANKERS LTD

KASTRO COMPANIA NAVIERA S.A., Liberia	NEWLEAD BITUMEN TANKERS LTD.

AEOLUS COMPANIA NAVIERA S.A., Liberia	NEWLEAD BITUMEN TANKERS LTD.

Mine-Owning Companies

COAL ESSENCE MINE LLC, Kentucky	VIKING ACQUISITION GROUP LLC

Wash Plant-Owning Companies

VIKING PREP PLANT LLC, Kentucky	COAL ESSENCE PREP PLANT LLC

Ship Management Companies

NEWLEAD BULKERS S.A.	NEWLEAD SHIPPING S.A.

Bareboat Charter Companies

NEWLEAD ALBION S.A., Marshall Islands, FME Liberia	NEWLEAD HANDIES INC.

NEWLEAD VENETICO LTD., Marshall Islands, FME Liberia	NEWLEAD HANDIES INC.

NEWLEAD SOLTERO INC., Marshall Islands	NEWLEAD BITUMEN TANKERS LTD.

NEWLEAD SEMILLERO INC., Marshall Islands	NEWLEAD BITUMEN TANKERS LTD.

COMPANY	SHAREHOLDER

Shipping Companies with no assets *
GRAND MARKELA INC., Liberia	NEWLEAD BULKER HOLDINGS INC.
NEWLEAD GRANADINO INC., Marshall Islands	NEWLEAD BITUMEN TANKERS LTD
NEWLEAD SILLETERO INC., Marshall Islands	NEWLEAD BITUMEN TANKERSLTD.
NEWLEAD HOJUEDO INC., Marshall Islands	NEWLEAD BITUMEN TANKERS LTD.
TRANS STATE NAVIGATION LTD., Malta	OCEAN HOPE SHIPPING LIMITED
TRANS CONTININENT NAVIGATION LTD., Malta	OCEAN HOPE SHIPPING LIMITED.